LIMITED VOTING AND SHAREHOLDERS AGREEMENT

This Limited Voting and Shareholders Agreement (the "Agreement") is made as of August 1, 2011, by and between MICHAEL LEBOR, (“Lebor” or a “Shareholder”) and DAVID ROSENBERG, (“Rosenberg” or a “Shareholder”).

Lebor and Rosenberg were founders of, and the principal shareholders of the common stock (“Common Stock”) of, chatAND, Inc., a Nevada  corporation (the “Company”).  In one or more transactions consummated in 2011 (the “2011 Transactions”), (i) the Company issued additional shares of Common Stock to one or more third party investors (the “2011 Financing Transaction”) and (ii) Lebor and Rosenberg acquired certain shares of Common Stock of a third party who owned a minority interest in the Company prior to the 2011 Financing Transaction.  After consummation of the 2011 Transactions, each of Lebor and Rosenberg owned the same number of shares of Common Stock.  Each of Lebor and Rosenberg is currently a director and an officer of the Company.

It was the understanding of each of the Shareholders prior to the 2011 Transactions, and it continues to be their understanding as of the date hereof, that, in light of their prior relationship as founders and principal shareholders of the Company, that it is in each Shareholder’s own best interest (i) to use his best efforts to maintain himself and the other Shareholder as a director and as an officer of the Company, and (ii) to have equal opportunities to make negotiated non-public purchases or sales of Common Stock or other securities of the Company (collectively, “Company Securities”).

Accordingly, the Shareholders have determined to memorialize and reflect such understanding by entering into this Agreement for the purpose of setting forth the terms and conditions pursuant to which (i) each of the Shareholders shall vote such Shareholder’s shares of the Company's voting stock held by such Shareholder (whether Common Stock or any other Company Securities entitled to vote on a relevant matter; collectively, “Voting Shares”) in favor of certain designees to the Company's Board of Directors and (ii) each of the Shareholders will use his best efforts to provide the opportunity for the other Shareholder to participate, on an equal basis, in any negotiated non-public purchase or sale of Company Securities.  All such agreements are subject to the terms and conditions set forth below.

NOW, THEREFORE, the Shareholders hereby agree as follows:

1.           Agreement to Vote.

(a)           Election of Directors.

(i)           Shareholder Vote.  At each annual meeting of the stockholders of the Company, or at any meeting of the stockholders of the Company at which members of the Board of Directors of the Company are to be elected, or whenever members of the Board of Directors are to be elected by written consent, each of the Shareholders agrees to vote or act with respect to such Shareholder’s Voting Shares so as to elect each of (i) David Lebor or his designee (the “Lebor Designee”) and (ii) David Rosenberg or his designee (the “Rosenberg Designee”) as a Director of the Company.  If the Voting Shares of the Shareholders are sufficient for the election of more than two (2) Directors (each such additional Director, an “Additional Director”), then this provision shall apply equally to each pair of Additional Directors. If there is a single Additional Director to be elected thereafter, then the Shareholders will endeavor to determine a mutually acceptable nominee for the last Additional Director (the “Odd Director”), but, in the absence of such determination, each Shareholder may vote such Shareholder’s Voting Shares for such Odd Director without regard to this Agreement.  For purposes of this Agreement, the terms (a) “Board of Directors” means the board of directors (howsoever denominated) and (b) “Director” means a member (howsoever denominated) of the Board of Directors.  For purposes of this Agreement, the terms “stockholders” and “shareholders” may be used interchangeably.

(ii)           Vacancies.  In the event of a vacancy resulting from the resignation, death, removal or disqualification of either any Lebor Designee or any Rosenberg Designee (each, a “Designee”) as a director, if such vacancy is to be filled by vote or action of the shareholders of the Company, the vacancy shall be filled in accordance with this Section to elect a Designee of the same Shareholder as the Designee who resigned, died, was removed or was disqualified.  (By way of illustration, if a Lebor Designee resigns, this provision shall apply to election of a new Lebor Designee to fill the vacancy of the resigning Lebor Designee.)  If the vacancy is filled by vote of the Board of Directors, the terms of this Agreement shall nevertheless continue to apply to subsequent elections to the Board of Directors by vote or action of the stockholders.

(b)           Covenant to Vote.  Each Shareholder shall appear in person or by proxy at any annual or special meeting of stockholders for the purpose of obtaining a quorum and shall vote the Voting Shares owned by such Shareholder, either

(i) in person or by proxy, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or such other relevant action, or

(ii) in writing, directly or by proxy, with respect to any action taken by written  action of the stockholders holding at least the relevant number of shares as contemplated by statute and, to the extent relevant, the Company’s then applicable charter documents, as amended, and its then applicable by-laws, with respect to (x) the election of directors or (y) any other matter submitted to vote of the stockholders which might affect the implementation of this Agreement (each such other matter, an “Other Matter”), in favor of the election of the directors nominated or designated in accordance with the provisions of Section 1(a) hereof and, with respect to Other Matters, in a manner so as to be consistent with and not in conflict with, and in support of the implementation of, this Agreement.  The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

2.           Successors in Interest of the Shareholders.  The provisions of this Agreement shall be binding upon and inure to the benefit of the successors in interest of the Shareholders to any of the Shareholders' Voting Shares (each, a “Successor”, it being understood that such term includes, but is not necessarily limited to, heirs, successor, transferees and assigns).  Each of the Shareholders agrees that the other Shareholder may request that the Company not permit the transfer of any Shareholders' Voting Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, satisfactory in form and substance to the other Shareholder, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were an original signatory hereunder.  If, at any time, a Shareholder (including any Successor) is more than a single individual or a single entity, as the case may be, actions of the Shareholder shall be determined by a majority in interest of the Voting Shares as of the relevant date.

3.           Legend on Certificates; Copy of Agreement Deposited With Company.

(a)           Legend on Certificates.  Each certificate representing Voting Shares held by the Shareholders or any Successor shall bear the following legend:

"THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A LIMITED VOTING AND SHAREHOLDERS AGREEMENT (“VOTING AGREEMENT”) BY AND AMONG CERTAIN STOCKHOLDERS OF THE COMPANY (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

(b)           Copy of Agreement Deposited With Company.  A counterpart or conformed copy of this Agreement and any amendment thereof shall be deposited with the Company at its principal office and shall be subject to the same rights of examination by a stockholder of the Company (or a proposed bona fide assignee or transferee thereof), in person or by agent or attorney, as are the books and records of the Company.

4.           No Liability for Election of Recommended Directors.  None of (i) the parties hereto, (ii) any Successor and (iii) any of their respective officers, directors, stockholders, partners, beneficial owners, employees or agents makes any representation or warranty as to the fitness or competence of any Designee hereunder to serve on the Board of Directors of the Company by virtue of such party's execution of this Agreement or by the act of such party in designating or voting for such nominee pursuant to this Agreement.

5.           Grant of Proxy.  In the event the provisions of this Agreement are construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

6.           Agreement Regarding Disposition of Shares.  Each of the Shareholders agrees that, without the prior written consent of the other Shareholder (which consent is in the sole and absolute discretion of the other Shareholder and may be withheld or delayed for any reason or for no reason whatsoever), such Shareholder (the “Disposing Shareholder”) will not dispose of, including by way of sale, transfer, grant of a security interest or pledge, gift or assignment (any such action, a “Disposition”), any of such Disposing Shareholder’s Company Securities, except as follows:

(i)           to a purchaser (a “Negotiated Purchaser”) or a secured lender (“Lender”) in a negotiated transaction, where such Negotiated Purchaser has agreed to purchase fifty percent (50%) of the total number of shares being purchased from the other Shareholder on the same terms and conditions, including representations, warranties and covenants of the relevant parties, as agreed to by the Disposing Shareholder or such Lender has agreed to lend an equal amount of funds on the same terms and conditions, including representations, warranties and covenants of the relevant parties as provided to the Disposing Shareholder1, and the other Shareholder has been given at least ten (10) business days’ advance written notice of such terms and the opportunity to elect to participate in such transaction (and if the other Shareholder elects not to participate in such transaction up to the full amount of such other Shareholder’s share of the total number of shares, the Disposing Shareholder may participate for the balance of the full amount of the transaction2); provided, further, that the transaction qualifies as a transaction exempt from registration under all applicable securities laws; and provided, further, that if either of the Shareholders retains any Company Securities after consummation of such transaction, the Negotiated Purchaser or Lender, as the case may be, agrees in writing to be bound by the terms of this Agreement as if such Negotiated Purchaser or Lender were an original signatory as a Shareholder hereunder   or

(ii)           to a purchaser in a broker’s open market transaction (an “Open Market Purchaser”); provided, however, that if the Disposing Shareholder sells any Company Securities in this manner, the Disposing Shareholder shall, within one (1) business day thereafter, give notice to the other Shareholder of the number of shares and the price per share and offer to buy from the other Shareholder fifty percent (50%) or, at the option of the other Shareholder, less of the number of shares sold at the same price per share3; provided, however, that such offer may be deemed to expire ten (10) business days after its receipt by the other Shareholder; and provided, further, that shares sold to an Open Market Purchaser will thereafter not be subject to the terms of this Agreement and the Open Market Purchaser will not be deemed a Successor; or

(iii)           to an heir (whether pursuant to will or intestacy), donee or other successor who or which agrees in writing to be bound by the terms of this Agreement as if such party were an original signatory as a Shareholder hereunder; or

(iv)           to a corporation or other entity (a) which is wholly owned by the Disposing Shareholder and (b) for which the Shareholder has the sole dispositive and voting power of any Company Securities (each such entity, a “Shareholder Entity”); provided, however, that any change in the beneficial ownership of the Shareholder Entity shall be deemed a Disposition of Company Securities subject to this Section 6.

1  By way of example:  Lebor negotiates the sale of 100,000 shares with a Negotiated Purchaser at a specified price.  Rosenberg must be provided with the terms and agreements of the transaction with the right for Rosenberg to elect to sell, at Rosenberg’s option, all or part of 50,000 shares at the same price and terms.  The notice can provide a reasonable procedure for the other Shareholder to give notice of his election to participate in such transaction.

2  By way of example:  Refer to the example in the preceding footnote.  If Rosenberg declines to sell any of his shares, Lebor can sell the full 100,000 himself.  If Rosenberg elects to sell 20,000 shares, Lebor can sell 80,000 shares.

3 By way of example:  Rosenberg sells 100,000 shares to an Open Market Purchaser at a price determined in the market.  Rosenberg must give Lebor notice of the sale, including the number of shares and the price per share, and such notice must include Rosenberg’s offer to purchase from Lebor 50,000 shares at that price.  Lebor can elect to sell 50,000 shares or less to Rosenberg.

7.           Specific Enforcement.  It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by and party hereto, that this Agreement shall be specifically enforceable, and that any breach of this Agreement shall be the proper subject of temporary or permanent injunction or restraining order.  Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

8.           Termination.  This Agreement shall remain in effect until the earlier of (i) the date on which the aggregate Voting Shares of all Shareholders represent not more than 9.9% of all voting shares of the Company, or (ii) the close of business on June 30, 2016.

9.           Amendments and Waivers.  Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (i) the Shareholder to be charged therewith.  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

10.           Stock Splits, Stock Dividends, etc.  In the event of any stock split, stock dividend, recapitalization, reorganization or the like, any securities issued with respect to the Shareholders shall become Voting Shares for purposes of this Agreement.

11.           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

12.           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Nevada , without giving effect to principles of conflicts of law.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.  A facsimile or other electronic transmission of this signed Agreement shall be legal and binding on each party whose signature appears thereon.

14.           Titles and Subtitles: Language.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15.           Successors and Assigns.  Except as otherwise provided in this Agreement, the provisions hereof shall inure to the benefit of, and be binding upon, the successive heirs, successors and assigns of the parties hereto, including all Successors (but shall not be binding on or inure to the benefit of an Open Market Purchaser.

16.           Other Matters.  This Agreement shall not affect the rights of the Shareholders with respect to voting on any matters on which the stockholders of the Company are entitled to vote, whether granted by law or by the certificate of incorporation (howsoever denominated) of the Company, as amended from time to time, except with respect to the election of directors of the Company.

17.           Notices.

(a)           In order to maintain communications between the parties during the term hereof, each of the Shareholders will keep the other apprised of its current mailing address in the United States, as well as its telephone number, facsimile number, and, if agreeable to the parties, other means of communication.

(b)           All notices and other communications, including payment, contemplated by this Agreement from either party to the other shall be in writing and shall be deemed received when actually received if personally delivered, when transmission is confirmed if sent by telecopy, upon expiration of the first business day after being dispatched if sent by Federal Express or other reputable overnight courier service (utilizing the overnight delivery of such courier service) or upon expiration of the fifth business day after being deposited in the United States mail, postage prepaid, registered, return receipt requested, addressed to the other party.

18.           Entire Agreement.  There are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof except as expressly referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, each of the Shareholders has executed this Limited Voting and Shareholders Agreement as of the date first written above.

Michael Lebor	David Rosenberg